STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), entered into April 11, 1997, by and among U.S. Pawn Nevada, Inc., a Colorado corporation ("Purchaser"), Bobby's Pawnshop, Inc., d/b/a Bobby's Jewelry & Loan, a Nevada corporation (the "Company"), and Robert T. Lord, Jr. ("RTL") and Roy M. York ("RMY") (RTL AND RMY shall be hereinafter sometimes individually be referred to as a "Seller" and collectively referred to as the "Sellers").

                                    RECITALS
                                    --------

     WHEREAS, the Company is engaged in the business of advancing money to customers on the security of pledged goods and, if appropriate, selling such pledged goods, otherwise known as a pawnshop (the "Business"), located at 626 Las Vegas Boulevard South in Las Vegas, Nevada;

     WHEREAS, the Sellers jointly, as tenants in common, own 250 shares of common stock of the Company (the "Shares"), which are all of the issued and outstanding shares of the capital stock of the Company; and

     WHEREAS, the Sellers desires to sell, transfer and deliver the Shares to the Purchaser and the Purchaser desires to purchase such shares upon the terms and conditions provided by this Agreement.

                                    AGREEMENT
                                    ---------

     THEREFORE, in consideration of the Recitals which shall constitute a substantive part of this Agreement, the mutual covenants, promises, agreements, representations and warranties hereinafter set forth, the covenants not to compete included in the employment agreement attached hereto as Exhibit B and in the Non- Compete Agreement attached hereto as Exhibit C and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                    ---------

                           SALE AND PURCHASE OF SHARES
                           ---------------------------

     1.1 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing, as defined in Section 1.2 below, the Sellers shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase from the Sellers all right, title and interest of the Sellers in and to the Shares (the "Purchase").

     1.2 CLOSING. The Purchase shall be consummated at a closing (the "Closing") to take place at the offices of Purchaser on April 11, 1997 (the "Closing Date"), at 11:00 a.m. or such other place, time or date as the parties shall agree.



     1.3 PURCHASE PRICE. The consideration to be paid by the Purchaser to the Sellers for the Shares shall be an amount equal to $700,000 (the "Purchase Price") payable as follows: (a) cancellation of the Promissory Note (the "Note") dated December 11, 1996 from the Company and RMY in the principal amount of $27,500, and (b) a certified or cashier's check or wire transfer (to be made payable or wired at the Closing in accordance with the written instructions of Sellers) of an amount equal to $672,500. In addition, the Promissory Note (the "Capital Note") dated January 21, 1997 from the Company and RMY in the principal amount of $10,000 shall be cancelled at the Closing (such amount being deemed capital paid into the Company by Purchaser). Notwithstanding the foregoing, $20,000 of the $672,500 shall be retained by Purchaser until the merger of Pawnbrokers, Inc. and Purchaser or a wholly-owned subsidiary of Purchaser has been consummated, at which time, simultaneously with such consummation, Purchaser shall forward a certified or cashier's check or wire transfer to Sellers for $20,000 in accordance with Seller's written instructions. For the Sellers' tax purposes, the $700,000 Purchase Price shall be distributed between the Sellers as indicated on Schedule 1.3 attached hereto.


     1.4 PURCHASE PRICE ADJUSTMENT. No more than 4 business days prior to the Closing Date, the Purchaser may, at its option, perform an updated evaluation of the Company's cash on hand (including cash in bank accounts or otherwise) (the "Cash"), merchandise inventory ("MI") and pawn loans receivable ("PLR") utilizing methods substantially similar to those used in the Purchaser's audit of the Company conducted in late January, 1997. In the event that the MI is more than 15% less than $93,000 or the PLR is more than 15% less than $280,000 and such reduction is not otherwise offset by a corresponding increase in either the Cash, the MI, the PLR or a combination thereof, as the case may be, then the parties shall, in good faith, negotiate a reduction in the cash portion of the Purchase Price to compensate for such unexpected reduction in the MI or the PLR, as the case may be. There will be no adjustment of the Purchase Price if the MI or the PLR is greater than the above threshold amounts.

     1.5 DELIVERIES AT CLOSING. At the Closing, the parties shall make the deliveries described below, provided that the obligation of each to do so shall depend upon the performance by the other party of its obligations hereunder.

          (a) The Sellers shall deliver, or cause to be delivered, to the Purchaser the following documents and certificates (which shall be in form and substance reasonably satisfactory to the Purchaser):

               (i) the certificates representing the Shares, duly endorsed for transfer;

               (ii) an  opinion of counsel  substantially  in the form  attached hereto as Exhibit A;


               (iii)employment  agreement  substantially  in the  form  attached hereto as Exhibit B executed by RMY (the "Employment Agreement");

               (iv) a Non-Compete  Agreement  substantially in the form attached hereto as Exhibit C executed by RTL (the "Non- Compete Agreement");

               (v) executed UCC-3 termination statements (the "UCC Terminations"), in form suitable for filing with the Nevada Secretary of State, terminating the UCC-1's on file that identify Bobby's Pawnshop, Inc. and RTL as Debtor and Welt Family Trust as Secured Party;

               (vi) a  letter,  in  form  satisfactory  to  Purchaser,   and  in
                    compliance with Nevada law, whereby the spouse of each Seller shall release and waive any and all interest she may have in the transfer of the Shares, including a release and waiver of any community property interest that each such spouse may have in the Shares or the Company; and

               (vii)such  other  documents  as may be  reasonably  necessary  to consummate the transactions contemplated hereby.

          (b) The Purchaser shall deliver to the Sellers the following:

               (i) a certified check or cashier's check or wire transfer in the amount of the Purchase Price as adjusted;

               (ii) the Employment Agreement executed by Purchaser;

               (iii) the Note and the Capital Note, marked as cancelled; and

               (iv) such  other  documents  as may be  reasonably  necessary  to consummate the transactions contemplated hereby.

                                   ARTICLE II
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1 GENERAL STATEMENT. The parties make the representations and warranties to each other which are set forth in this Article II. The survival of all such representations and warranties shall be in accordance with Section 8.1 hereof. All representations and warranties of the parties are made subject to the exceptions which are noted in the respective schedules delivered by the parties to each other concurrently herewith.

     2.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company and Sellers, as of the date hereof and at the Closing Date, as follows:

          (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

          (b) Authorization of Transaction. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby are within the Purchaser's power and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, and moratorium or other similar laws of general application affecting the enforcement of creditors' rights generally.

          (c) Brokers' Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent engaged by the Purchaser with respect to the transactions contemplated by this Agreement.

     2.3 REPRESENTATIONS AND WARRANTIES OF SELLER. The Sellers and the Company, jointly and severally, represent and warrant to Purchaser as of the date hereof and at the Closing Date, as follows:

          (a) Organization, Qualification and Corporate Power. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada. The Company is duly authorized to conduct the Business and is duly qualified as a foreign corporation to do business, and is in good standing, under the laws of each jurisdiction where such qualification is required. The Company has the legal right, full corporate power and authority to carry on the Business and to own and use the properties owned and used by it. Copies of the Articles of Incorporation and Bylaws of the Company have heretofore been provided to Purchaser, and such copies are accurate and complete as of the date hereof and as of the Closing Date. No portion of the Business is presently conducted by any legal entity other than the Company. The Company does not, and has not, conducted any business other than the Business. No actions, proceedings or transactions have been commenced or undertaken by either the Company or Sellers which (i) give or would give rights to any person, other than the Purchaser, in any of the Shares or any of the Company's assets or (ii) interfere with the consummation of the transactions contemplated by this Agreement. The Company has no subsidiaries and has no equity or other ownership interest in any other entity or business enterprise.

          (b) Capitalization. The entire authorized capital stock of the Company consists of 500 shares of common stock, no par value, of which 250 shares are issued and outstanding. All of the Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Other than the Shares, the Company has no outstanding capital stock and there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Immediately following the Closing, Purchaser will own the entire equity interest in the Company.

          (c) Ownership of Sellers' Shares. The Sellers, as tenants in common, are the sole and exclusive record and beneficial owners of 250 shares of the Company's common stock, no par value (representing the Shares) free and clear of all liens, charges, security interests and similar rights of third parties (collectively, "Encumbrances"). The Sellers possess and on the Closing Date shall possess, good and merchantable title to the Shares, and will own the Shares free and clear of any and all Encumbrances. The Sellers have the absolute and unconditional right to sell, assign, transfer and deliver the Shares to the Purchaser in accordance with the terms of this Agreement.

          (d) Authority and Binding Effect. The Company has the full corporate power and each of the Sellers has the full power and authority to execute and deliver this Agreement and each agreement referenced herein to which they are a party and to consummate the transactions contemplated by, and comply with their obligations under, such agreements. Upon execution, this Agreement and each agreement referenced herein to which the Company is a party, and the consummation by the Company of its obligations herein and therein, have been duly authorized by all necessary corporate action of the Company. As of the Closing Date, this Agreement and each agreement referenced herein to which the Company is a party, if required, will have approval by all of the Company's stockholders in accordance with applicable law. This Agreement has been duly executed and delivered by the Sellers and the Company, and the Sellers and the Company will, at the Closing, duly execute and deliver the agreements referenced herein to which they are a party. This Agreement is a valid and binding obligation of each Seller and the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law. No further action is required to be taken by the Sellers or the Company, nor is it necessary for the Sellers or the Company to obtain any action, approval or consent by or from any third persons, governmental or other, to enable the Sellers or the Company to enter into or perform its obligations under this Agreement and each agreement referred to herein to which it is a party.

          (e) Noncontravention. Except as disclosed on Schedule 2.3(e), neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or by which any of its assets are bound, (ii) conflict with or violate any provision of the Articles of Incorporation, any provision of the Bylaws of the Company or any shareholders' agreement to which the Company or the Sellers is a party or
     (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on either (i) the assets, operations, financial condition or prospects of the Business, or (ii) Sellers' or Purchaser's (as applicable) ability to consummate the transactions contemplated hereby (a "Material Adverse Effect"). Except as set forth on Schedule 3.3(e), the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or obtain any authorization, consent, or approval would not have a Material Adverse Effect.

          (f) Financial Statements. The Sellers have delivered to Purchaser financial statements of the Company consisting of an unaudited balance sheet and a related statement of income, as of and for the period ended December 31, 1995. True, correct and complete copies of the Financial Statements from January 1, 1996 through December 31, 1996, are attached as
     Schedule 3.3(f) hereto (the "Financial Statements"). Except as otherwise set forth in the footnotes contained therein, the Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP"). The Financial Statements fairly present the financial condition of the Company and the results of its operations as of the relevant dates thereof and for the respective periods covered thereby. Except as set forth in the Financial Statements, the Company does not have any debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that, in accordance with GAAP, are required to be disclosed in a balance sheet or the footnotes thereto, and are not shown on the December 31, 1996 balance sheet delivered pursuant hereto, other than liabilities incurred after December 31, 1996 in the ordinary course of business and consistent with past practice. Such post-December 31, 1996 liabilities are not material in amount and have not had and are not expected to have, individually or in the aggregate, a material adverse effect on the financial condition or results of operations of the Company or the business. As to each liability, debt, obligation or commitment, fixed or contingent, that is set forth in the Financial Statements, the Seller shall provide the following information, in writing as an attachment to such Schedule: (i) a summary description of the liability, debt, obligation or commitment, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, if in connection with a claim, suit or proceeding, the name of the claimant and all other parties involved therewith and the identity of the court or agency in which such claim, suit or proceeding is being prosecuted, and (ii) the best estimate of the Sellers of the maximum amount, if any, which is likely to become payable with respect to any contingent liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero. To the best of Sellers' and the Company's knowledge, except as noted on Schedule 3.3(f), all outstanding notes and accounts receivable of the Company are collectible.

          (g) Absence of Certain Changes. Except as set forth in Schedule 3.3(g) hereto, during the period from December 31, 1996 to the date hereof, there has not been with respect to or affecting the Company or the Business: (i) any amendment, termination or revocation, or any threat known to the Sellers or the Company of any amendment, termination or revocation, of any lease, licenses, permit, franchise, purchase order, sales order or other agreement or binding commitment, whether or not in written form (a
     "Contract") to which the Company is a party; (ii) except for the transactions contemplated hereby, any sale, transfer, mortgage, pledge or subjection to any Encumbrance, of, on or affecting any of the Company's assets, except sales or utilization of the Company's inventory that have been made in the ordinary course of Business consistent with past practices, and liens for current taxes not yet due and payable; (iii) other than as contemplated in connection with the transactions contemplated hereby, any increase in the compensation paid or to become payable or in the fringe benefits provided to any officers or employees of the Company,
     (iv) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Company or the Business; (v) the incurrence of any indebtedness, either for borrowed money or in connection with any purchase of assets that is not reflected in the December 31, 1996 balance sheet which individually, or in the aggregate, involves more than $1,000, except in the ordinary course of business consistent with past practices; (vi) any purchase or lease, or commitment for the purchase or lease, of equipment, machinery, leasehold improvements or other capital items not disclosed in the Financial Statements which involves amounts exceeding $1,000 individually or $2,500 in the aggregate, or obligates the Company to purchase goods or services for a period of 90 days or more except in the ordinary course of business consistent with past practices;
     (vii) the execution by the Company of any agreement or Contract that is, or could reasonably be expected to become, material to the Business; (viii) any material change in the collection, payment or credit experience or practices of the Business or in the accounting practices, procedures or methods of the Company; (ix) the occurrence subsequent to December 31, 1996 of any other event or circumstance which could materially and adversely affect any of the Company's assets, the Business, or the ability of the Sellers or the Company to consummate the transactions contemplated hereby or (x) any commitment with respect to any of the foregoing.

          (h) Title to and  Adequacy of Company  Assets.  Except as disclosed on
     Schedule 3.3(h) hereto, the Company has, and at the Closing will have, good, complete and marketable title to all of its assets necessary for Purchaser to own and operate the Business substantially in the same manner as it is being now conducted (the "Company Assets"). Except as set forth on
     Schedule 3.3(h), all of the Company Assets are in the exclusive possession and control of the Company. The Company Assets have been maintained in good working condition (normal wear and tear excepted) and are sufficient for the conduct of the Business. The Company's accounts receivable and pawn loan receivable represent bona fide obligations arising in the ordinary course of the Business and to the best of the Sellers' and the Company's knowledge, are fully collectible by the Company or adequately collateralized, net of reserves for doubtful accounts as reflected on the Financial Statements. The assets reflected on the Financial statements constitute all of the assets, properties and other rights used in the conduct of the Business except for those assets acquired or disposed of in the ordinary course of business subsequent to the date of the Financial Statements.

          (i) Undisclosed Liabilities. To the best of Seller's knowledge, the Company has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), except for (i) liabilities set forth in the balance sheets dated as of December 31, 1996, and outstanding on the Closing Date, and (ii)

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     liabilities  which have arisen after  December  31,  1996,  in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by breach of contract, breach of warranty, tort, infringement, or violation of law or which individually or in the aggregate will have a Material Adverse Effect). Except as disclosed on Schedule 3.3(i), the Company has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, or whether due or to become due) for Taxes (as defined below). Notwithstanding anything in the foregoing to the contrary, as of the Closing Date, the
     Company   will  not  have  any  accounts   payable  or  other   outstanding
     liabilities.

          (j) Brokers' Fees. Neither Sellers nor the Company has paid or is obligated to pay any brokerage commissions, finders' fees or similar compensation (including any payments to employees of the Company but excluding fees to attorneys and accountants) in connection with the transactions contemplated by this Agreement.

          (k) Taxes. With respect to Taxes (as defined below):

               (i) The Company has filed, within the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed under federal, state, local or any foreign laws by the Company, and all such Returns are true, correct and complete in all material respects.

               (ii) The Company has, within the time and in the manner prescribed by law, paid (and until the Closing Date will, within the time and in the manner prescribed by law, pay) all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to the Company for all periods prior to the Closing Date, whether or not shown on any Return.

               (iii) With respect to any period for which Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company has no liability for Taxes other than that set forth on the Financial Statements or incurred subsequent to the date of the Financial Statements in the ordinary course of business. The Company has made all required current estimated Tax payments sufficient to avoid any underpayment penalties.

               (iv) The Company has established (and until the Closing Date will establish) on its respective books and records reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all Taxes not yet due and payable.

               (v) There are no liens for Taxes upon the assets of the Company or any subsidiary of the Company except liens for Taxes not yet due.

               (vi) The Company has not filed (and will not file prior to the Closing Date) any consent agreement under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") or agree to have Section 341(f)(2) of the Code apply to any disposition of the subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

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


               (vii) Except as set forth in Schedule 3.3(k)(7) (which shall set forth the type of return, date filed, and date of expiration of the statute of limitations), (i) no extensions of the statute of limitations for the assessment of federal income taxes have been granted for any federal income tax returns of the Company and such returns have been examined by the Internal Revenue Service for all periods through December 31, 1995; (ii) no extensions of the statute of limitations for the assessment of state, local and foreign income taxes have been granted for any applicable Returns of the Company and such Returns have been examined by the appropriate tax authorities for all periods through December 31, 1995; and (iii) no deficiency for any Taxes has been proposed, asserted or assessed against the Company which has not been resolved and paid in full.

               (viii) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that have been given by the Company.

               (ix) Except as set forth in Schedule  3.3(k)(9)  (which shall set forth the nature of the proceeding, the type of Return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question), no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

               (x) The Company is not a party to any tax-sharing or allocation agreement, nor does the Company owe any amount under any tax-sharing or allocation agreement.

               (xi) No amounts payable under any agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

               (xii) The Company has complied (and until the Closing Date will comply) in all respect with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 or 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities, all amounts required to be so withheld and paid over under all applicable laws.

               (xiii) The Company has never been (or has any liability for unpaid Taxes because it once was) a member of an "affiliated group" within the meaning of Section 1502 of the Code during any part of any consolidated return year within any part of which year any corporation other than the Company was also a member of such affiliated group.

               (xiv) Schedule 3.3(k)(14) contains a list of all jurisdictions (whether foreign or domestic) in which the company presently files Returns. No claim has ever been made by an authority in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by that jurisdiction.

               (xv) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by the Company.

          (l) Leases. Schedule 3.3(l) is a list and brief description of each of the facilities or real properties leased by the Company and used in Business (the "Real Property Leases"). The description sets forth, among other things, the address of each facility or real property leased and the name and address of the landlord. Schedule 3.3(l) also contains a list of all leases under which the Company possesses or uses personal property in connection with the conduct or operation of the Business. The personal property leases set forth in Schedule 3.3(l) are sometimes collectively referred to as the "Personal Property Leases." True, correct and complete copies of the Real Property Leases and Personal Property Leases (collectively, the "Leases") have been delivered to Purchaser. All of the facilities covered by the Real Property Leases are equipped in substantial conformity with laws and governmental regulations applicable to the Company or the Business. The zoning of each parcel of real property permits the presently existing improvements thereon and continuation of the Business presently conducted thereon and no changes therein are pending or are threatened. To the best of the Company's and Sellers' knowledge, after due inquiry, no condemnation or similar proceedings are pending or, to the best knowledge of the Company and Sellers, after due inquiry, threatened against any of the real properties described on Schedule 3.3(l). None of the Leases contains any provisions which, after the Closing Date, would (i) hinder or prevent Purchaser from continuing to use any of the properties or assets which are the subject of the Leases in the manner in which they are currently used or (ii) impose any additional costs (other than scheduled rental increases) or material requirements as a condition to their continued use which are not currently in effect. Except for the Leases, none of the Company Assets are held under, or used by the Company in connection with the Business pursuant to, any lease or conditional sales contract.

          (m) Contracts, Agreements and Commitments. Schedule 3.3(m) hereto contains an accurate and compete list of all contracts, agreements, leases, licenses and instruments, not otherwise disclosed in Schedule 3.3(l) to which the Company is a party or is bound and (i) which relate to and materially affect any of the Company Assets or the Business, or (ii) which could hinder consummation of the transactions contemplated by this Agreement or would affect Purchaser's title to or its ability, after the Closing, to conduct the Business as it is being conducted on the date hereof, or its ability to dispose of any of the Company Assets following the Closing. Schedules 3.3(l) and (m) include, without limitation, all contracts and agreements and all leases, licenses and instruments, which
     (i) grant a security interest or permit or provide for the imposition of any Encumbrance on, or provide for the disposition of, any of the Company Assets; (ii) require the consent of any third party to the consummation by the Company or Sellers of the transactions contemplated by this Agreement, or (iii) would restrict the use or disposition by Purchaser after the Closing of any of the Company Assets. True, correct and complete copies of all items so listed on Schedules 3.3(l) and (m) have been furnished to Purchaser. Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed on Schedules 3.3(l) and
     (m) is a valid and binding obligation of the Company or Sellers, as applicable, and to the best knowledge of the Company and Sellers, the other parties thereto, enforceable in accordance with their terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth on Schedules 3.3(l) and (m) hereto, there have not been any defaults by the Company, or to the best knowledge of the Company and Sellers after due inquiry, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a Material Adverse Effect and, to the best of the Company's and Sellers' knowledge after due inquiry, there are no facts or conditions that have occurred or that the Company or Sellers (without independent investigation) anticipate to occur which, through the passage of time or the giving of notice, or both, would constitute a default by the Company or Sellers, or by the other party or parties, under any of such Contracts, agreements, leases, licenses and instruments or would cause a creation of an Encumbrance upon any of the Company Assets or otherwise cause a Material Adverse Effect.

          (n) Employees and Plans. Attached hereto as Schedule 3.3(n) is a list of each compensation arrangement for each employee of the Company as of the date hereof. The Company has no employee pension plan, employee profit sharing plan or employee welfare benefit plan subject to the Employee Income Retirement Security Act of 1974 or any other employee pension plan, employee profit sharing plan and employee welfare benefit plan.

          (o) Licenses. The Company owns and holds all licenses and permits necessary or required by applicable law in order to conduct its Business as now conducted and, if required, the Company and Sellers shall take all actions necessary to assist Purchaser in transferring such licenses and permits to the Purchaser.

          (p) Labor unions. There are no agreements with any labor union, other labor organization or labor representatives applicable to or covering the employees of the Company, nor are any discussions or negotiations in anticipation of any such agreement presently under way or anticipated, nor has there been any request made to enter any such negotiations or to hold any type of election relating to employer/employee relations or bargaining.

          (q) Environmental laws. (i) Except as set forth on Schedule 3.3(q) and except for such of the following as, individually or in the aggregate, do not and will not have a Material Adverse Effect:

               (i) The Company is and has been in compliance at all times with all applicable Environmental and Safety Requirements (as defined below), and the Company has received no notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental and Safety Requirements with respect to the past or present operations or properties of the Business.

               (ii) The Company has obtained, and is and has been in compliance at all times with all terms and conditions of, all permits, licenses and other authorizations required pursuant to Environmental and Safety Requirements for the occupation of the properties of the Business and the conduct of its operations.

               (iii) None of the following exists at any property owned or occupied by the Company: asbestos-containing material in any form or condition; polychlorinated biphenyl-containing materials or equipment; underground storage tanks; or any other toxic or hazardous material regulated by Environmental and Safety Requirements.

               (iv) The transactions contemplated by this Agreement do not impose any obligations under Environmental and Safety Requirements for site investigation or cleanup or notification to or consent of any government agencies or third parties.

               (v) Based on Environmental and Safety Requirements as currently in effect, no facts, events or conditions relating to the past or present properties or operations of the Business or properties contiguous thereto will (x) prevent, hinder or limit continued compliance by the Company with Environmental and Safety Requirements,
          (y) give rise to any corrective, investigatory or remedial obligations on the part of the Company pursuant to Environmental and Safety Requirements, or (z) give rise to any liabilities on the part of the Company (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation those liabilities relating to onsite or offsite hazardous substance releases, personal injury, property damage or natural resources damage.

               (vi) The Company has not assumed any liabilities or obligations of any third party under Environmental and Safety Requirements.

          For the purposes of this subsection, "Environmental and Safety Requirements" means all federal, state and municipal statutes, regulations, common law and similar provisions having force or effect of law, including all required orders, permits, licenses and approvals, with respect to environmental, public health and safety, occupational health and safety, product liability and transportation matters, including without limitation those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labelling, testing, processing, discharge, release, control or cleanup of any contaminant, waste, hazardous materials or substances, chemical substances or mixtures, pesticides, toxic compounds or materials, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          (r) Reports. Sellers have delivered or made available to Purchaser true, complete and correct copies of all environmental reports, analyses, tests or monitoring in the possession of Sellers or the Company pertaining to any property owned or operated in connection with the Business and a true, complete and correct list identifying all third party facilities at which contaminants generated in connection with the Business, if any, (whether by the Company or any prior owner or occupant) have been transported, treated, stored, handled or disposed within the past five years. The premises currently occupied by the Company satisfy all local ordinances and Nevada statutes and the Company has complied in all material respects with all environmental laws, including hazardous or toxic waste disposal laws and regulations applicable to the Company and the Business.

          (s) Compliance with Law/Permits. The Business has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect. The Company possesses, and is in compliance in all material respects with, all franchise, contract, license, marketing right, permit, authorization, approval or other operating authority issued by any governmental or regulatory body ("Governmental Permit") necessary to the conduct of the Business, and except as set forth on Schedule 3.3(s) such Governmental Permits will be in full force and effect for the benefit of the Company following the Closing Date.

          (t) Litigation and Proceedings. Except as set forth in Schedule 3.3(t) hereto, there is no action, suit, proceeding or investigation, or any counter or cross-claim in any action brought by or on behalf of the Company or Sellers, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Company or Sellers, after due inquiry, threatened, against the Company or the Sellers, which (i) could reasonably be expected to affect adversely the Company's or Sellers' ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) which, if adversely determined, individually or in the aggregate, would have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company, any of its assets or the Business.

          (u) Insurance. Schedule 3.3(u) contains a complete listing of all policies of insurance carried by the Company, including the type and amount of coverage, deductible levels and expiration dates. All premiums due with respect to such policies have been paid and such policies are in full force and effect and will remain in full force and effect through the Closing Date. The Company shall assume all risk of loss due to destruction or damage due to fire or other casualty up to the time of Closing. Purchaser shall have no right to terminate this Agreement unless such loss is "substantial" (resulting in a total stoppage of the Business for a period of time in excess of 15 business days). In the event of a substantial loss, this Agreement shall be terminated and Purchaser waives any claims for damages against the Sellers or the Company for such loss or for the curtailment or interruption of the Business prior to Closing.

          (v) Affiliate Interests. Except as disclosed in Schedule 3.3(v), the Company is not a party to any transaction with (a) any Seller, (b) any employee, officer or director of the Company, (c) any relative of any Seller or of any such employee, officer or director, or (d) any entity, corporation or partnership that, directly or indirectly, is controlled by or under common control with any Seller or with any such employee, officer, director or relative, including without limitation any contract, agreement or other arrangement (i) providing for the furnishing of services by such person, (ii) providing for the rental of real or personal property from or to such person, (iii) providing for the guaranty of any obligation of such person, (iv) requiring any payment to such person which will continue beyond the Closing Date, or (v) establishing any right or interest of such person in any of the assets or rights of the Company.

                                   ARTICLE III
                                   -----------

                                    COVENANTS
                                    ---------

     3.1 CONDUCT OF BUSINESS. Sellers and the Company agree that from the date hereof and to the Closing Date or earlier termination of this Agreement as follows:

          (a) Full Access. Between the date of this Agreement and the Closing Date, Sellers and the Company will (i) give Purchaser and its authorized representatives (including lenders, legal counsel and accountants) reasonable access to all employees, offices, warehouses and other facilities and property of the Business and to its books and records, (ii) permit Purchaser and its authorized representatives to make such inspections thereof as Purchaser may reasonably require, and (iii) furnish Purchaser and its representatives and advisers with such financial and operating data and other information with respect to the Business and properties of the Company as Purchaser may from time to time reasonably request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business.

          (b) Confidentiality. If the transactions contemplated by this Agreement are not consummated, Purchaser will maintain the confidentiality of all information and materials obtained from Sellers and will not use or permit others to use such information for any other purpose, except to the extent disclosure of any such information is authorized by Sellers or required by law. The provisions of this Section will not apply to any information, documents or material which are in the public domain other than by reason of a breach of this Section by Purchaser.

          (c) Operation of Business. Neither the Company nor the Sellers will engage in any practice, take any action, or enter into any transaction outside the ordinary course of the Business. Without limiting the generality of the foregoing, neither the Company nor the Sellers:

               (i) will authorize or effect any change in the Company's Articles of Incorporation or Bylaws;

               (ii) will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock;

               (iii) will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

               (iv) will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

               (v) will create or permit the creation of any Encumbrance upon any of the Company Assets other than non-consensual liens arising by operation of law;

               (vi) will make any capital investment in, make any loan to, or acquire the securities or assets of any other person or entity outside the ordinary course of business;

               (vii) will make any change in employment terms for any of its directors, officers, and employees or enter into any employment agreements or commitment to any employees of the company outside the ordinary course of business; or

               (viii) will commit to any of the foregoing.

          In addition, the Sellers and the Company will:

               (i) maintain working capital at current levels subject to normal fluctuation consistent with past experience;

               (ii) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried with respect to the Business;

               (iii) perform in all material respects all obligations under leases, agreements, contracts and instruments relating to or affecting the Business;

               (iv) maintain the books of account and records of the Business in the usual, regular and ordinary manner; and

               (v) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the conduct of the Business;

          (d) Exclusivity. Neither Sellers nor the Company shall solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of all or substantially all of the capital stock or assets of the Company. Sellers and the Company shall notify the Purchaser immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing and shall immediately upon receipt forward a copy of such (if in writing) to Purchaser.

          (e) Amendment of Disclosure Schedules. From time to time prior to the Closing Date, Sellers and the Company will supplement or amend the schedules hereto with respect to any matter known to them which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the schedules hereto or which is necessary to correct any information in such schedules or in any representation or warranty of Sellers which has been rendered inaccurate thereby. Such supplemented or updated disclosures shall not be deemed a modification of Sellers' representations and warranties and shall not affect Purchaser's rights hereunder.

     3.2 THIRD PARTY CONSENTS. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby or thereby, including, without limitation, any permits, authorizations, consents, waivers and approvals required in connection with the Agreement.

                                   ARTICLE IV
                                   ----------

                                 COMPUTER SYSTEM
                                 ---------------

     4.1 INSTALLATION. Sellers and the Company hereby agree that they will allow the Purchaser and its employees and agents access to the Company Assets and the Business for the purpose of installing, at Purchaser's expense, a new integrated inventory/management information system (the "System") for the Business, provided that Sellers shall have consented to such installation.

     4.2 TERMINATION. If this Agreement is terminated as provided herein, then, at Seller's option (which option shall be exercised within five business days of such termination), either (i) the Purchaser shall, at Purchaser's expense, remove the System and restore the previous system, if any, to substantially similar condition as it existed prior to the installation of the System, or (ii) Sellers and the Company shall jointly and severally execute a promissory note payable to the Purchaser (with a term and conditions substantially similar to the Note) in an aggregate principal amount approximately equal to the Purchaser's cost of the System and its installation (as determined by Purchaser) not to exceed $20,000.

         4.3 REASONABLE ACCESS. Sellers and the Company hereby agree to provide the Purchaser and its agents and employees reasonable access to the Business for such installation and, if necessary, such removal of the System.

                                    ARTICLE V
                                    ---------

                              CONDITIONS TO CLOSING
                              ---------------------

     5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE PURCHASE. The respective obligations of each party to consummate the Purchase and the other transactions contemplated by this Agreement (collectively, the "Transaction") shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Closing Date:

          (a) No injunction, order, or decree by any Federal, state or foreign court which prevents the consummation of the Transaction shall have been issued;

          (b) No statute or regulation shall exist or be enacted which would prevent consummation of the Transaction; and,

          (c) Subject to Section 5.3(j) below, all governmental consents and approvals required for Transaction shall have been obtained.

     5.2 CONDITIONS TO OBLIGATIONS OF SELLERS TO EFFECT THE TRANSACTION. The obligation of Sellers to consummate the Transaction is subject to fulfillment of all of the following conditions precedent at or prior to the Closing Date:

          (a) All of Purchaser's representations and warranties contained herein shall be true and correct in all material respects;

          (b) Purchaser shall have performed and complied with all covenants under this Agreement;

          (c) The Employment Agreement, substantially in the form attached hereto shall be executed by the Company.

     5.3 CONDITIONS TO OBLIGATIONS OF PURCHASER TO CONSUMMATE THE TRANSACTION. The obligations of Purchaser to consummate the Purchase and the Transaction are subject to the fulfillment of all of the following conditions precedent at or prior to the Closing Date:

          (a) The representations and warranties made by Seller are true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

          (b) The Company and Sellers shall have performed and complied in all material respects with all of their respective obligations under this Agreement required to be performed or complied with by Sellers or the Company on or prior to the Closing Date;

          (c) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or change would (i) prevent consummation of any of the Transactions; (ii) affect adversely the right of Purchaser to own the capital stock of the Company, or (iii) materially and adversely affect the right of the Company to own its assets and to operate its Business (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (d) The Employment Agreement, substantially in the form attached hereto shall be executed;

          (e) The Non-Compete Agreement, substantially in the form attached hereto, shall be executed by RTL;

          (f) The UCC Terminations executed by the Welt Family Trust shall be delivered;

          (g) Subject to subsection (j) below, all consents and approvals necessary for the operation of the Business post-Closing shall have been obtained;

          (h)  No  material   adverse  change  has  occurred  in  the  Business,
     operations or prospects of the Company;

          (i) Sellers shall have paid, or made other arrangements satisfactory to Purchaser regarding, all amounts owed by Sellers or the Company to the Welt Family Trust;

          (j) Approval of the transfer for the benefit of the Purchaser of the Business' pawnshop license, firearms license and secondhand license pursuant to the provisions of applicable ordinances or laws in the municipality or county where the Business is located provided, however, that if, at the time of approval of the transfer of the pawnshop license and the secondhand license, the Purchaser has not received approval for such transfer of the firearms licenses, then the Transaction shall be consummated and RMY shall, and hereby agrees to, for nominal consideration and compensation, enter into a management agreement in form and substance acceptable to Purchaser regarding the sale of firearms at the Business, whereby RMY shall utilize his firearms license to enable the Company to continue the firearms portion of the Business, pending the approval of the transfer of the firearms license for the Business; and

          (k) Execution of a new lease between the Company (post-Closing) and the Welt Family Trust (or modification of the existing lease) (the "Lease") for the building known as 626 Las Vegas Boulevard South, Las Vegas, Nevada, with substantially the following terms: (i) the lease shall commence on the Closing Date and provide for a term ending on December 31, 2002; (ii) the maximum rent in no event shall exceed $3,732.00 per month; (iii) the monthly rent which is currently $2,911.00 shall be increased every September in proportion to any increase in the Consumer Price Index; (iv) the lease shall also provide one option, exercisable by the Company, for an additional five year term; and (v) the lease shall provide that the Company will be granted a right of first refusal in the event of any proposed sale of the aforesaid premises to purchase such premises on substantially the same terms of such proposed sale.

     5.4 CONTINGENCIES. In addition to the foregoing, this Agreement and Purchaser's obligation to perform hereunder is specifically contingent upon and subject to the Purchaser's satisfaction, in its sole discretion, with its due diligence examination of the following which will be performed and completed by Purchaser or its agents within 15 business days of the execution of this Agreement;

          (a) An accounting and audit verification of all assets and liabilities of the Company by agents of Purchaser;

          (b) Verification of the corporate status of the Company with the Nevada Secretary of State;

          (c) Review of Company Articles of Incorporation, Bylaws, minutes of any meetings of shareholders and board of directors, and stock certificate records and ledgers of the Company which will be provided to Purchaser upon execution of this Agreement;

          (d) Review of pawn and other required business licenses of the Company to conduct the Business in the state and local governmental jurisdictions; and

          (e) Any other Business review procedures or documents required to close the Transaction as may be required or recommended by legal, accounting or tax advisers to Purchaser.

     If the Purchaser is not satisfied, in Purchaser's sole opinion, with its review of any of the above, the Purchaser may terminate this Agreement in writing on or before 20 business days from the execution of this Agreement, in which event this Agreement and all obligations of the Purchaser hereunder shall terminate.

                                   ARTICLE VI
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

     6.1 GENERAL INDEMNIFICATION COVENANTS. Subject to the provisions of Sections 6.2 and 6.3, Sellers jointly and severally, shall unconditionally indemnify, save and keep Purchaser and its officers, directors, employees, agents, affiliates, successors and permitted assigns (including the Company) (the "Purchaser Indemnitees"), harmless against and from (i) all liability, demands, claims, actions or cause of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), sustained or incurred by any of the Purchaser Indemnitees as a result of, arising out of, or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment of any agreement or covenant on the part of the Company or Sellers, whether contained in this Agreement or any exhibit or schedule hereto or in any closing document delivered by the Company or Sellers to Purchaser in connection herewith (without regard to any materiality qualification contained in any such representation or warranty) to the extent such amount exceeds One Thousand dollars ($1,000.00) in the aggregate; (ii) any Damages arising at any time which arise out of or are connected with events or actions that occur on or prior to the Closing Date; and, (iii) without limiting the foregoing, any Taxes of the Company or the Sellers for any period prior to the Closing Date.

     6.2 CONDITIONS OF INDEMNIFICATION PURSUANT TO SECTION 6.1

          (a) Promptly following the receipt by a Purchaser Indemnitee of notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "Third Party Claim"), the Purchaser Indemnitee receiving the notice of the Third Party Claim (i) shall notify Sellers of its existence, setting forth the facts and circumstances of which such Purchaser Indemnitee has received notice, and
     (ii) if the Purchaser Indemnitee giving such notice is a person entitled to indemnification under this Article (an "Indemnified Party"), specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted.

          (b) The Indemnified Party shall, upon reasonable notice by Sellers, tender the defense of a Third Party Claim to Sellers. If Sellers accept responsibility for the defense of a Third Party Claim, then Sellers shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in their discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as they deem fair and reasonable, provided that at least ten days prior to any such settlement, they shall give written notice of their intention to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by Sellers.

          (c) Notwithstanding the foregoing, in connection with any settlement by Sellers, no Indemnified Party shall be required to (i) enter into any settlement (A) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (B) if the Indemnified Party shall, in writing to Sellers within the ten day period prior to such proposed settlement, disapprove of such settlement proposal and desire to have Sellers tender the defense of such matter back to the Indemnified Party, or
     (C) that requires an Indemnified Party to take any affirmative actions as a condition of such settlement, or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to Clause (B) above, the Indemnified Party shall thereafter have all of the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by Sellers to the extent that, upon final resolution of such Third Party Claim, Sellers' liability to the Indemnified Party but for this provision exceeds what Sellers' liability to the Indemnified Party would have been if Sellers were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under Clause (B) above.

          (d) If, in accordance with the foregoing provisions of this Section, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if Sellers shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Section, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten days prior to any such settlement, written notice of its intention to settle is given to Sellers. If, pursuant to this Section, the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by Sellers for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which are incurred from time to time, forthwith following the presentation to Sellers of itemized bills for said attorneys' fees and other expenses. No failure by Sellers to acknowledge in writing their indemnification obligations under this Article shall relieve them of such obligations to the extent they exist.

     6.3  CERTAIN TAX AND OTHER MATTERS.

          (a) If, in connection with the audit of any Return, a proposed adjustment is asserted in writing with respect to any Taxes of the Company for which Sellers are required to indemnify Purchaser, Purchaser shall notify Sellers of such proposed adjustment within 20 days after the receipt thereof. Upon notice to Purchaser or the Company within 20 days after receipt of the notice of such proposed adjustment from Purchaser or the Company, Sellers may assume (at Sellers' own cost and expense) control of and contest such proposed adjustment.

          (b) Alternatively, if Sellers request within 20 days after receipt of notice of such proposed adjustment from Purchaser or the Company, as the case may be, shall contest such proposed adjustment, Sellers shall be obligated to pay all reasonable out-of-pocket costs and expenses (including legal fees and expenses) which Purchaser or the Company may incur in so contesting such proposed adjustment as such costs and expenses are incurred, and Purchaser shall have the full right to contest such proposed adjustment and shall be entitled to settle or agree to pay in full such proposed adjustment (in its sole discretion) and thereafter pursue its rights under this Agreement. Sellers shall pay to Purchaser all indemnity amounts in respect of any such proposed adjustment within 30 days after written demand to Sellers therefor, or, if Sellers have assumed control of the contest of such proposed adjustment as provided above (or has requested Purchaser or the Company to contest such proposed adjustment within the time provided above), within 30 days after such proposed adjustment is settled or a Final Determination has been made with respect to such proposed adjustment.

          (c) For purposes of this Section, a "Final  Determination"  shall mean
     (i) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (ii) the execution of a closing agreement or its equivalent between the particular taxpayer and the Internal Revenue Service, as provided in Section 7121 and
     Section 7122, respectively, of the Code, or a corresponding agreement between the particular taxpayer and the particular state or local taxing authority. The obligation of Sellers to make any indemnity payment pursuant hereto shall be premised on the receipt by Sellers from Purchaser or the Company of a written notice setting forth the relevant portion of any Final Determination, and in cases where the amount of the indemnity payment exceeds twenty five thousand dollars ($25,000), a certified statement by Purchaser's accounting firm setting forth the amount of the indemnity payment (and in all other cases, a similar statement certified by the chief financial officer of Purchaser) and describing in reasonable detail the calculation thereof.

     6.4 CERTAIN INFORMATION. Purchaser, Sellers and the Company agree to furnish or cause to be furnished to each other (at reasonable times and at no charge) upon request as promptly as practicable, such information (including access to books and records) pertinent to the Company and assistance relating to the Company as is reasonably necessary for the preparation, review and audit of financial statements, the preparation, review, audit and filing of any Return, the preparation for any audit or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment or which may result in Sellers being liable under the indemnification provisions hereof provided, that access shall be limited to items pertaining solely to the Company. Sellers shall provide Purchaser with copies of all Returns filed with respect to the Company.

     6.5 RELEASE BY SELLER. Sellers hereby release and discharge Purchaser and the Company and each of its officers and directors from, and agrees and covenants that in no event will Sellers commence any litigation or other legal or administrative proceeding against, Purchaser, the Company, or any of their officers or directors, whether in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present and future, arising out of or in any way connected with his ownership or alleged ownership of common stock of the Company prior to the Closing Date, other than claims or demands arising out of the transactions contemplated by this Agreement.

     6.6 INDEMNITY OF PURCHASER. Purchaser agrees to indemnify and hold Sellers harmless from all Damages (i) sustained or incurred by Seller as a result of the breach by Purchaser of any representation or warranty made by Purchaser in this Agreement (without regard to any materiality qualification contained in any such representation or warranty); or (ii) which arise out of or are connected with events or actions that occur after the Closing Date including, but not limited to, any Damages in connection with the Lease after the Closing Date.

                                   ARTICLE VII
                                   -----------

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     7.1 TERMINATION. Anything to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a) By mutual written consent of Purchaser and Sellers;

          (b) By either Purchaser or Seller if (i) the Purchase shall not have been consummated on or before May 31, 1997 (the "Termination Date"), or
     (ii) any court or competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the consummation of the Transaction and such order, judgment or decree shall have become final and nonappealable; or

          (c) This Agreement may be terminated by Purchaser, by written notice to Sellers, if any governmental or regulatory body, the consent of which is a condition to the obligations of Purchaser to consummate the transactions contemplated hereby, shall have determined not to grant its consent.

     7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Purchaser or Sellers, this Agreement shall forthwith become void and there shall be no liability on the part of either Purchaser or the Company or their respective officers or directors. Nothing in this Section shall relieve any party from liability for any breach of this Agreement.

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing until December 31, 1999, except for the representations, warranties, covenants and agreements regarding Taxes which shall survive the Purchase until the expiration of the applicable statutes of limitations with respect to such matters.

     8.2 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.3 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its reasonable best efforts to advise the other party prior to making the disclosure).

     8.4 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (i) hand delivered; (ii) sent by a nationally recognized overnight courier; (iii) sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) sent by telephone facsimile transmission (with prompt oral confirmation of receipt) as follows:

    If to the Company:               Bobby's Pawnshop, Inc.,
                                     626 Las Vegas Boulevard South
                                     Las Vegas, Nevada 89101
                                     Telecopy No.:  (702) 382-2486

    Copy To:                         (post-Closing)
                                     U.S. Pawn Nevada, Inc.
                                     c/o U.S. Pawn, Inc.
                                     7215 Lowell Boulevard
                                     Westminster, CO 80030
                                     Telecopy No.:  (303) 657-6341

                                     and

                                     (pre-Closing)
                                     Roy M. York
                                     626 Las Vegas Boulevard South
                                     Las Vegas, Nevada 89101
                                     Telecopy No.:  (702) 382-9420

    If to the Purchaser:             U.S. Pawn Nevada, Inc.
                                     c/o U.S. Pawn, Inc.
                                     7215 Lowell Boulevard
                                     Westminster, CO 80030
                                     Telecopy No.:  (303) 657-6341

    Copy To:                         Larry M. Snyder, Esq.
                                     3300 E. First Ave. #690
                                     Denver, CO 80206-5809
                                     Telecopy No.:  (303) 399-5203

                                     and

                                     Brent T. Slosky, Esq.
                                     Brownstein Hyatt Farber & Strickland, P.C.
                                     410 17th Street, Twenty-second Floor
                                     Denver, Colorado 80202-4437
                                     Telecopy No.:  (303) 623-1956

    If to the Sellers:               Roy M. York
                                     626 Las Vegas Boulevard South
                                     Las Vegas, Nevada 89101
                                     Telecopy No.:  (702) 382-9420
                                      and

                                      Robert T. Lord, Jr.
                                      8233 Aqua Spray Ave.
                                      Las Vegas, Nevada 89128

    Copy To:                          Bryan A. Lowe Professional Law Corp.
                                      S. Craig Stone II, Esq.
                                      4011 Meadows Lane, Suite 102
                                      Las Vegas, NV 89107

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     8.5 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) fully sets forth the agreement of the parties described in that letter dated December 10, 1996 and constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     8.6 NON-WAIVER. The failure of any party to insist upon performance of any terms, covenants or conditions shall not be construed as a subsequent waiver of any such terms, covenants, or conditions.

     8.7   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original.

     8.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     8.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF COLORADO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF COLORADO. IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS AGREEMENT, THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF COLORADO AND CONSENT TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE LAWS OF SUCH STATE.

     8.10 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties provided, however, that Purchaser may assign its rights under this Agreement to a wholly owned subsidiary entity of Purchaser without any prior consent.

     8.11 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.12 EXPENSES. Except as otherwise provided herein, each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement on the date first above written.

                                   PURCHASER:  U.S. PAWN NEVADA, INC.


                                   BY: /s/  Melvin Wedgle
                                       ----------------------------------------
                                            MELVIN WEDGLE
                                            Chief Executive Officer

                                   COMPANY:  BOBBY'S PAWNSHOP, INC.,
                                             D/B/A BOBBY'S JEWELRY & LOAN


                                   BY: /s/  Robert T. Lord
                                       -----------------------------------------
                                             ROBERT T. LORD, President

                                   SELLERS:


                                   /s/  Roy M. York
                                   ---------------------------------------------
                                   ROY M. YORK

                                   /s/  Robert T. Lord, Jr.
                                   --------------------------------------------
                                   ROBERT T. LORD, JR.,